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                                                                   EXHIBIT 10.82

                                                                  EXECUTION COPY

                         SEVERANCE AGREEMENT AND WAIVER

            This SEVERANCE AGREEMENT AND WAIVER is dated as of December 13, 2001 by and among Sleepmaster L.L.C., a New Jersey limited liability company ("Sleepmaster"), James Koscica (the "Executive") and Sleep Investor L.L.C., a Delaware limited liability company (the "Investor").

            Reference is made to the Employment Agreement, dated as of November 14, 1996, by and among Sleepmaster, the Executive, Sleepmaster Holdings, L.L.C., a New Jersey limited liability company ("Holdings") and the Investor (the "Employment Agreement"). Capitalized terms used herein, but not defined shall have the meaning set forth in the Employment Agreement.

            WHEREAS, in consideration of the Executive's continued service with Sleepmaster, Sleepmaster and the Executive desire to enter into a Severance Agreement to provide for severance payments to the Executive following the termination of the Executive's employment as set forth below.

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

            1. Severance. Notwithstanding the provisions of Sections 2(d)(i) and 2(d)(ii) of the Employment Agreement, (A) if the Employment Period is terminated on or before November 1, 2001 or (B) following the termination of the Employment Period (November 1, 2001) if the Executive's employment is terminated, in each case (i) by resolution of the Board pursuant to Section 2(d)(y) of the Employment Agreement other than for Cause or (ii) as a result of the Executive's voluntary resignation within 5 days of a Resignation Event (as defined below), the Executive shall be entitled to receive his then current base salary through the period ending on the twelve month anniversary of the date of termination; provided that the Executive complies with the provisions set forth in this Agreement and the Employment Agreement. A "Resignation Event" means (i) the failure of Holdings or Sleepmaster to make the payments described in Section 2(c) of the Employment Agreement within 5 Business Days of the applicable payment due date or (ii) a written directive from the Board of Advisors of the Holdings or Sleepmaster that results in a substantial reduction in the Executive's job responsibilities.

            2. Acknowledgments. Following the termination of the Executive's employment:

            (a) the Executive agrees that: (1) the Executive shall be entitled to the payments provided for in Section 1 above, if any, if and only if Executive has not breached as of the date of termination of the Executive's employment the provisions of Sections 3, 4 and 5 of the Employment Agreement and does not breach such sections at any time during the period for which such payments are to be made and (2) Sleepmaster's obligation to make such payments will terminate upon the occurrence of any such breach during any such severance period.
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            (b) any payments pursuant to Section 1 above shall be paid by
Sleepmaster in regular installments in accordance with Sleepmaster's general payroll practices and shall be subject to customary withholding, and following such payments none of Holdings, Sleepmaster, or any of its Subsidiaries shall have any further obligation to the Executive pursuant to this Agreement, except as provided by law.

            (c) If the Executive does obtain other engagements or employment of any nature and in any location, the total compensation actually earned by the Executive from such other employment or engagements during the period that he is to receive payments, if any, pursuant to Section 1 above shall reduce any amounts which the Company would otherwise be required to pay the Executive under this Agreement.

            3. Waiver. The Executive hereby agrees that except as expressly provided herein, no severance compensation of any kind, nature or amount shall be payable to the Executive and the Executive hereby irrevocably waives any claim for severance compensation, including pursuant to Section 2(d)(i)(A) and 2(d)(i)(D) of the Employment Agreements. This waiver expressly supercedes Sections 2(d)(i)(A) and 2(d)(i)(D) of the Employment Agreement and such Sections shall have no further force and effect.

            4. Option. Notwithstanding any other provision of this Agreement to the contrary, Sleepmaster, at its option, may elect within 30 days following the termination of the Executive's employment to cause the Executive to enter into a consulting agreement for a period ending on the twelve month anniversary of the date of termination of the Executive's employment on terms and conditions substantially in the form of Exhibit A attached hereto in lieu of making the payments described in Section 1 above. If the Company so elects to cause the Executive to enter into such a consulting agreement, the Executive hereby acknowledges an obligation to and agrees to enter into such a consulting agreement in lieu of the severance payments provided for in Section 1 above.

            5. Miscellaneous.

            (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (b) Complete Agreement. This Agreement, the Employment Agreement (to the extent not waived by the Executive pursuant to Section 3 above), the Securityholders Agreement, and the Recapitalization Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


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            (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (d) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, that any questions requiring interpretation of the laws governing limited liability companies shall be governed by the New Jersey Limited Liability Company Act.

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      IN WITNESS WHEREOF, the parties hereto have executed this Severance
Agreement and Waiver as of the date first written above.

                                    SLEEPMASTER L.L.C.

                                    By: /s/ Charles Schweitzer
                                       -----------------------------------------
                                    Name:  Charles Schweitzer
                                    Title: President


                                    SLEEP INVESTOR L.L.C.

                                    By: /s/ R. Guy Boyle
                                       -----------------------------------------
                                    Name:  R. Guy Boyle
                                    Title: Managing Member


                                    /s/ James Koscica
                                    --------------------------------------------
                                    JAMES KOSCICA